UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2017

CARE CAPITAL PROPERTIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37356	37-1781195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
191 N. Wacker Drive, Suite 1200, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 881-4700

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 5.07.          Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Care Capital Properties, Inc., a Delaware corporation (the “Company”), was held on August 15, 2017 in Chicago, Illinois (the “Special Meeting”). A total of 65,538,924 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, out of a total of 84,070,493 shares of Common Stock issued and outstanding and entitled to vote as of June 29, 2017 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, and, therefore, a quorum was present. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement, dated July 7, 2017 and first mailed to the Company’s stockholders on or about July 10, 2017, is set forth below:

Proposal 1: Approval of the Merger and the Other Transactions Contemplated by the Merger Agreement

As previously disclosed, on May 7, 2017, the Company entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), with Sabra Health Care REIT, Inc., a Maryland corporation, PR Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sabra (“Merger Sub”), Care Capital Properties, LP, a Delaware limited partnership, and Sabra Health Care Limited Partnership, a Delaware limited partnership. The Merger Agreement provides for, among other things, the Company to merge with and into Merger Sub pursuant to the terms of the Merger Agreement (the “Merger”).

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement. Approximately 76% of the outstanding shares of Common Stock voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
64,029,920	1,363,394	145,610

Proposal 2: Advisory Vote on Named Executive Officer Merger-Related Compensation

At the Special Meeting, the Company’s stockholders voted upon and rejected a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. Approximately 49% of the shares of Common Stock having voting power present in person or represented by proxy at the Special Meeting voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
31,896,600	33,301,116	341,208

Proposal 3: Adjournment of the Special Meeting

Because stockholders holding at least a majority of the shares of Common Stock issued and outstanding and entitled to vote approved the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement if there are insufficient votes at the time of such adjournment to approve such proposal.

Item 8.01.          Other Events.

A copy of the press release issued by the Company on August 15, 2017 announcing the results of the voting at the Special Meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits:
Exhibit Number	Description
99.1	Press Release issued by the Company on August 15, 2017.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE CAPITAL PROPERTIES, INC.

Date:	August 15, 2017	By:	/s/ Kristen M. Benson
Kristen M. Benson
Executive Vice President, General
Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on August 15, 2017.

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